Exhibit 10.84

PINNACLE SYSTEMS, INC.

Retention Bonus Agreement

Pinnacle Systems, Inc. (the “Company”) hereby grants you, Scott E. Martin (the “Executive”), a retention bonus of $100,000 (the “Retention Bonus”), subject to the provisions of Appendix A attached hereto. The date of this Retention Bonus Agreement (the “Agreement”) is March 18, 2005.

IMPORTANT:

Your signature below indicates your agreement and understanding that this Agreement is subject to all of the terms and conditions contained in Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

PINNACLE SYSTEMS, INC.	EXECUTIVE:

/s/ Patti S. Hart	/s/ Scott E. Martin
Patti S. Hart	Scott E. Martin
Chairman and Chief Executive Officer

Date: March 18, 2005	Date: March 18, 2005

APPENDIX A

TERMS AND CONDITIONS OF RETENTION BONUS

1. Award. The Company hereby awards a Retention Bonus to the Executive equal to $100,000, subject to all of the terms and conditions in this Agreement.

2. Company’s Obligation to Pay. Provided that the Retention Bonus is earned, it shall be payable by the Company 30 days after the “Payment Triggering Event Date” which is defined as the earlier of:

(A) The “Closing” as defined in that certain Agreement and Plan of Merger by and among Avid Technology, Inc., Highest Mountain Corporation and Pinnacle Systems, Inc., dated as of March 20, 2005 (the “Merger Agreement”);

(B) The termination of the Merger Agreement pursuant to Article VIII thereof; or

(C) Termination of the Executive “without cause” or for Executive’s voluntary resignation for “good reason” (each as defined in that certain Change of Control Severance Agreement dated May 10, 2004 between Executive and the Company (the “Change of Control Agreement”)).

To earn the Retention Bonus, the Executive must remain employed by the Company until the Payment Triggering Event Date. The Retention Bonus is a one-time bonus payment and creates no obligation by the Company to make further similar bonus payments.

3. Withholding of Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable taxes.

4. No Effect on Employment or Service. Subject to Executive’s Employment Offer Letter entered into with the Company on April 9, 2004 (the “Offer Letter”) and the Change of Control Agreement, this Agreement does not alter Executive’s at-will employment status. Executive’s employment or other service with the Company and its subsidiary companies remains on an at-will basis only. Accordingly, the terms of Executive’s employment or service with the Company and its subsidiary companies shall be determined from time to time by the Company or the subsidiary of the Company employing Executive, as the case may be, and the Company or the subsidiary shall have the right, which is hereby expressly reserved, to terminate or change the terms of the employment or service of the Executive at any time for any reason whatsoever, with or without good cause, subject to the Offer Letter and the Change of Control Agreement.

5. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

6. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

7. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

8. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Executive expressly warrants that he is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

9. Notice of Governing Law. This Retention Bonus shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.